SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2014

Walgreen Co.

(Exact name of registrant as specified in its charter)

Illinois	1-604	36-1924025
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

108 Wilmot Road, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 315-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a) Walgreen Co. (the “Company”) held a Special Meeting of Shareholders on December 29, 2014 (the “Special Meeting”). Each proposal referenced below is described in detail in the definitive proxy statement/prospectus (the “Proxy Statement/Prospectus”), dated November 24, 2014, which was filed with the Securities and Exchange Commission on November 24, 2014, and first mailed to the Company’s shareholders on or about that date. Shareholders owning a total of 710,385,543 shares were present in person or represented by proxy at the Special Meeting, representing approximately 75% of the shares of the Company’s common stock outstanding as of the record date for the Special Meeting.

(b) Set forth below are the voting results for each of the proposals submitted to a vote of the Company’s shareholders at the Special Meeting:

Proposal No. 1 (Reorganization Proposal): The proposal to approve and adopt the Agreement and Plan of Merger, dated as of October 17, 2014, pursuant to which Ontario Merger Sub, Inc. will merge with and into Walgreen Co. (the “Reorg Merger”) and Walgreen Co. will survive the Reorg Merger as a wholly owned subsidiary of Walgreens Boots Alliance, Inc., and to approve and adopt the Reorg Merger and the Reorganization (as defined in the Proxy Statement/Prospectus) (the “Reorganization Proposal”), was approved. There were 690,730,627 votes for, 15,999,954 votes against, 3,654,962 abstentions, and no broker non-votes with respect to the Reorganization Proposal.

Proposal No. 2 (Share Issuance Proposal): The proposal to approve the issuance, in a private placement, of shares of (A) if the Reorganization Proposal is approved and the Reorganization completed, Walgreens Boots Alliance, Inc. common stock or (B) if the Reorganization Proposal is not approved or the Reorganization is not otherwise completed, Walgreen Co. common stock, in either case to the Sellers (as defined in the Proxy Statement/Prospectus) in connection with the completion of the Step 2 Acquisition (as defined in the Proxy Statement/Prospectus), and in either case which is currently expected to be 144,333,468 shares, subject to potential adjustment (the “Share Issuance Proposal”), was approved. There were 690,193,642 votes for, 16,249,051 votes against, 3,942,850 abstentions, and no broker non-votes with respect to the Share Issuance Proposal.

Proposal No. 3 (Adjournment Proposal). The proposal to approve the adjournment of the Special Meeting to a later date, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve and adopt the Reorganization Proposal or the Share Issuance Proposal, was approved. There were 632,920,047 votes for, 74,073,683 votes against, 3,391,813 abstentions, and no broker non-votes with respect to the Adjournment Proposal.

Item 8.01. Other Events.

On December 29, 2014, the Company issued a press release announcing the results of the Special Meeting. The Company has received all regulatory approvals required to complete the acquisition of the remaining 55% of Alliance Boots GmbH that it does not currently own, and currently expects to complete the acquisition of Alliance Boots and the Reorganization on December 31, 2014, subject to the satisfaction of customary closing conditions. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are provided as part of this Form 8-K:

Exhibit	Description

99.1	Press Release of Walgreen Co. issued December 29, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALGREEN CO.

Date: December 29, 2014	By:	/s/ Thomas J. Sabatino, Jr.
	Title:	Executive Vice President, Chief Legal and Administrative Officer and Corporate Secretary